UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 6, 2004

Maxtor Corporation

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	Commission File No. 0-14016	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Item 5. Other Events and Regulation FD Disclosure
SIGNATURE

Item 5. Other Events and Regulation FD Disclosure

     The Receivables Loan and Security Agreement dated as of May 9, 2003, by and among Radian Reinsurance Inc., as Facility Insurer, Maxtor Funding LLC, as Borrower, Maxtor Corporation, as Servicer, Merrill Lynch Commercial Finance Corp., as Lender and Agent, and U.S. Bank National Association, as Backup Servicer, Trustee, Collateral Agent and the Collection Account Bank and its related agreements were terminated April 2, 2004, upon payment in full to the Facility Insurer, the Agent, the Lender and U.S. Bank National Association of all the amounts payable to each party.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 6, 2004

MAXTOR CORPORATION
By:	/s/ Paul J. Tufano
	Name:	Paul J. Tufano
	Title:	President and Chief Executive Officer

2